                            RULE 10f-3 REPORT FORM

                        Record Of Securities Purchased
                    Under The Trust's Rule 10f-3 Procedures

1. Name of Portfolio: Metropolitan Series Fund, Inc. Neuberger & Berman Partners Mid Cap Value Portfolio

2.      Name of Issuer: Lyondell Chemical Company

3.      Date of Purchase: May 12, 1999

4.      Underwriter from whom purchased: J.P. Morgan & Co.

5. "Affiliated Underwriter" managing or participating in underwriting syndicate: Neuberger Berman, LLC

6.      Is a list of the underwriting syndicate's members attached?  Yes X  No
                                                                         _     _

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser: 1,779,900

8.      Aggregate principal amount of offering: 35,000,000

9.      Purchase price (net of fees and expenses): $19.00

10.     Date offering commenced: May 12, 1999

11.     Offering price at close of first day on which any sales were made:
        $19.00

12.     Commission, spread or profit: 3.75%     $0.7125/per share

13.     Have the following conditions been satisfied?                Yes   No

a.      The securities are:

                part of an issue registered under the Securities Act  X
                of 1933 which is being offered to the public;        ___   ___

                Eligible Municipal Securities;                       ___   ___

                Sold in an Eligible Foreign Offering; or             ___   ___

                sold in an Eligible Rule 144A offering?              ___   ___

        (See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                     Yes   No
                                                                     ---   --
b.      (1) The securities were purchased prior to the end of the
        first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of
        securities in that offering or in any concurrent offering
        of the securities (except, in the case of an Eligible
        Foreign Offering, for any rights to purchase that are
        requiring by law to be granted to existing security holders
        of the issuer); OR                                            X
                                                                     ---  ---

        (2) If the securities to be purchased were offered for
        subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?
                                                                     ---  ---
c.      The underwriting was a firm commitment underwriting?
                                                                      X
                                                                     ---  ---
d.      The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment
        for comparison of spread with comparable recent offerings)?   X
                                                                     ---  ---
e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous
        operation for not less than three years?                      X
                                                                     ---  ---
f.      (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not
        exceed 25% of the principal amount of the offering; OR        X
                                                                     ---  ---
        (2) If the securities purchased were sold in an Eligible
        Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

        (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

        (ii)   The principal amount of the offering of such class
               in any concurrent public offering?
                                                                     ---  ---
g.      (1) No affiliated underwriter of the Trust was a direct or
        or indirect participant in or beneficiary of the sale; OR     X
                                                                     ---  ---
        (2) With respect to the purchase of Eligible Municipal
        Securities, such purchase was not designated as a group
        sale or otherwise allocated to the account of an affiliated underwriter?
                                                                     ---  ---
                                       2

                                                                     Yes   No
                                                                     ---   --
h.      Information has or will be timely supplied to the appro-
        priate officer of the Trust for inclusion on SEC Form
        N-SAR and quarterly reports to the Trustees?                  X
                                                                     ___   ___


Approved: /s/ R. Russell                Date: 5/21/99
          --------------------------          ------------------------

------------------------------------------------------------------------------------------------------------------------------------
NeubergerBerman                                    Merrin Trading Blotter    Printed Date && 5/12/99 5:24:19 PM
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name:  MET Series Partners    1582    1582
Trade       Settle                    Ticker                              Gross    Net      CTRY  Gross
                        T   Quantity          Cusip      Sec Name                  Price          Amount     Commission   Taxes
Date        Date                      Symbol                              Price             Code
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  05/17/1999  BY   400     ABK     023139106  AMBAC FINL       59.1417  59.1967  USD   23,656.68   0.00        0
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  05/17/1999  BY   1,200   AMT     029912201  AMERICAN         24.3771  24.4321  USD   29,252.52  66.00        0
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  05/17/1999  BY   500     BKB     06605R106  BANKBOSTON       49.3050  49.3600  USD   24,652.50  27.50        0
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  05/17/1999  BY   400     FNV     317926109  FINOVA GROUP     46.5060  46.5610  USD   18,602.40  22.00        0
------------------------------------------------------------------------------------------------------------------------------------
                         SYN
*05/12/1999  05/17/1999  BY   4,000   LYO     552078107  LYONDELL         19.0000  19.0550  USD   76,000.00   0.00        0
------------------------------------------------------------------------------------------------------------------------------------
 05/11/1999  05/14/1999  BY   2,100   RAD     767754104  RITE AID CORP    29.6068  29.6618  USD   62,174.28 115.50        0
------------------------------------------------------------------------------------------------------------------------------------
 05/11/1999  05/14/1999  XY   2,100   RAD     767754104  RITE AID CORP    29.6209  29.5659  USD   62,203.89 115.50        0
------------------------------------------------------------------------------------------------------------------------------------

Trade        Net                       Ticket
                         Broker Name   Number           PF#
Date         Amount
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  23,656.68   NEUBERGER     031772601        1582
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  29,318.52   FIRST BOSTON  031763101        1582
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  24,680.00   NEUBERGER     031772701        1582
------------------------------------------------------------------------------------------------------------------------------------
 05/12/1999  18,624.40   NEUBERGER     031772801        1582
------------------------------------------------------------------------------------------------------------------------------------
*05/12/1999  76,000.00   J.P. MORGAN   031767801        1582
------------------------------------------------------------------------------------------------------------------------------------
 05/11/1999  62,289.78   NEUBERGER     031767300        1582
------------------------------------------------------------------------------------------------------------------------------------
 05/11/1999  62,319.39   NEUBERGER     031742501        1582
------------------------------------------------------------------------------------------------------------------------------------

*NB was involved.

                                 UNDERWRITING

       Lyondell and the underwriters named below have entered into an underwriting agreement covering the common stock to be offered in this offering. Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., Goldman, Sachs and Co., Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and Schroder & Co. Inc. are acting as representatives of the underwriters. Each underwriter has agreed to purchase the number of shares of common stock set forth opposite its name in the following table.

                                                                                                                     Number of
Underwriters                                                                                                          Shares
------------                                                                                                         ----------
  Donaldson, Lufkin & Jenrette Securities Corporation .............................................................   8,750,000
  J.P. Morgan Securities Inc.......................................................................................   8,750,000
  Goldman, Sachs and Co............................................................................................   3,937,500
  Morgan Stanley & Co. Incorporated................................................................................   3,937,500
  Salomon Smith Barney Inc.........................................................................................   3,937,500
  Schroder & Co. Inc...............................................................................................   3,937,500
  ABN AMRO Incorporated............................................................................................     125,000
  Banque Nationale de Paris........................................................................................     125,000
  Sanford C. Bernstein & Co., Inc. ................................................................................     125,000
  BNY Capital Markets, Inc.........................................................................................     125,000
  Chase Securities Inc.............................................................................................     125,000
  CIBC World Markets Corp..........................................................................................     125,000
  Credit Lyonnais Securities (USA) Inc.............................................................................     125,000
  Credit Suisse First Boston Corporation...........................................................................     125,000
  Dresdner Kleinwort Benson North America LLC......................................................................     125,000
  NationsBanc Montgomery Securities LLC............................................................................     125,000
  Neuberger & Berman...............................................................................................     125,000
  Scotia Capital Markets (USA) Inc.................................................................................     125,000
  SG Cowen Securities Corporation..................................................................................     125,000
  TD Securities (USA) Inc..........................................................................................     125,000
                                                                                                                        -------

        Total......................................................................................................  35,000,000
                                                                                                                     ==========

        The underwriting agreement provides that if the underwriters take any of the shares set forth in the table above, then they must take all of these shares. No underwriter is obligated to take any shares allocated to a defaulting underwriter except under limited circumstances.

        The underwriters are offering the shares of common stock, subject to the prior sales of such shares, and when, as and if such shares are delivered to and accepted by them. The underwriters will initially offer to sell shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement. The underwriters may sell shares to securities dealers at a discount of up to $.43 per share from the initial public offering price. Any such securities dealers may resell shares to certain other brokers or dealers at a discount of up to $.10 per share from the initial public offering price. After the initial public offering, the underwriters may vary the public offering price and other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, the underwriters have the option to buy up to an additional 5,250,000 shares of common stock from Lyondell to cover such sales. They may exercise this option during the 30-day period from the date of this prospectus supplement. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as set forth in the table above.

                             RULE 10F-3 COMPLIANCE
                                WORKSHEET - P.3



Additional information for paragraph (b) -- commission or spread -- comparable recent offering:

--------------------------------------------------------------------------------------------------------------------
                        COMPARISON #1                   COMPARISON #2                   COMPARISON #3
--------------------------------------------------------------------------------------------------------------------
SECURITY                Time Warner Telecom             Goldman Sachs Group, Inc.       Lyondell Chemical
--------------------------------------------------------------------------------------------------------------------
DATE OFFERED            5/11/99                         5/3/99                          5/12/99

--------------------------------------------------------------------------------------------------------------------
PRICE                   $14.00                          $53.00                          $19.000

--------------------------------------------------------------------------------------------------------------------
SPREAD ($)              $0.9100                         $2.25                           $0.7125

--------------------------------------------------------------------------------------------------------------------
SPREAD (%)
                        6.50%                           4.25%                           3.75%
--------------------------------------------------------------------------------------------------------------------
SECURITY TYPE           COMMON                          COMMON                          COMMON

--------------------------------------------------------------------------------------------------------------------
RATING/QUALITY

--------------------------------------------------------------------------------------------------------------------
SIZE OF ISSUE           20,700,000                      69,000,000                      35,000,000

--------------------------------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION    $1,389,500 (in thousands)       $24,685,735 (in thousands)      $2,129,243 (in thousands)

--------------------------------------------------------------------------------------------------------------------

NOTE: Minimum of two comparisons must be completed for each purchase